Exhibit 10.6

FIRST AMENDMENT TO
IPO APPROVAL AND LOCKUP AGREEMENT

             This First Amendment to IPO Approval and Lockup Agreement (the “First Amendment”), amends Section 2 of the Initial Public Offering (the “IPO”) and Lockup Agreement (the “Lockup Agreement”) among Nextel WIP Corp., Nextel Partners, Inc. (the “Company”), DLJ Merchant Banking Partners, II, LP, Madison Dearborn Capital Partners II, L.P., Eagle River Investments, LLC,  John Chapple, John Thompson, David Thaler, Dave Aas, Perry Saterlee, Mark Fanning, and Don Manning.

1.	Section 2 of the Lockup Agreement provides for an eighteen (18) month lockup from and after the IPO of the Company.

2.	Those shareholders who are a party to the Amended and Restated Shareholders Agreement applicable to the Company have agreed to Amendment NO. 3 to the Shareholders Agreement, a copy of which is attached hereto.

3.	The parties to this First Amendment agree that the eighteen (18) month lockup provided in Section 2 of the Lockup Agreement shall terminate as to all signatories thereto upon the occurrence of both of the following circumstances:

(a) Any Pledgor under a financing permitted by new Section 3.09 or the Shareholders Agreement has been directed make a collateral call or otherwise pay down or fund a default in a financing transaction secured by Company stock; and

(b) Said Pledgor has, after a 24 hour period, failed to take such directed action.

4.	For purposes of this First Amendment, Pledgor means any Shareholder who is a party to the Shareholders’ Agreement as amended and who pledges any of its Shares in accordance with Section 3.09 of the Shareholders’ Agreement as amended by Amendment No. 3 thereto.

5.	Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Shareholders’ Agreement as amended.

Dated as of this 18th day of April 2001.

Nextel WIP Corp.		Nextel Partners, Inc.

By:	/s/ Tim Donahue	By:	/s/ John Chapple
John Chapple, CEO

DLJ Merchant BankingPartners II, LP		Madison Dearborn CapitalPartners II, L.P.

By:	DLJ Merchant Banking II, Inc., as managing general partner	By:	Madison Dearborn Partners, II L.P., its general partner

		By:	Madison Dearborn Partners, Inc. Its general partner

By:	/s/ Andy Rush	By:	/s/ Andrew E Sinwell
	Andy Rush, Managing Director	Andrew E. Sinwell, Managing Director

Eagle River Investment, LLC

By:	/s/ Dennis Weibling	/s/ John D. Thompson
Dennis Weibling, President		John Thompson

/s/ John Chapple		/s/ David Thaler
John Chapple		David Thaler

/s/ David Aas		/s/ Perry Satterlee
David Aas		Perry Satterlee

/s/ Mark Fanning		/s / Donald J. Manning
Mark Fanning		Donald Manning